SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”), made this 25th day of July, 2007, by and among Optionable, Inc., a Delaware corporation (“Optionable”), Opex International, Inc., a New York corporation (“OPEX”), Kevin DeAndrea, an individual (“DeAndrea”), Noah Rothblatt, an individual (“Rothblatt”), Kevin Brennan, an individual (“Brennan”) and Nicole Troiani, an individual (“Troiani”).

W I T N E S S E T H:

WHEREAS, OPEX operates a natural gas and crude oil brokerage business on the floor of the New York Mercantile Exchange (the “Floor Brokerage Business”); and

WHEREAS, DeAndrea owns an aggregate of five thousand one hundred (5,100) shares of common stock of OPEX (the “Subject Shares”) which represent fifty-one percent (51%) of the issued and outstanding shares of common stock of OPEX; and

WHEREAS, Optionable owns the remaining forty-nine percent (49%) of the issued and outstanding shares of common stock of OPEX; and

WHEREAS, Optionable, OPEX and DeAndrea are the parties to a certain Service and Repurchase Agreement, dated January 31, 2007, pursuant to which, among other things, (i) Optionable agreed to provide certain business development, support and administration services to OPEX for a fee and (ii) DeAndrea granted Optionable an option to repurchase his fifty-one percent (51%) interest in OPEX at any time (the “Repurchase Agreement”); and

WHEREAS, DeAndrea and Optionable are the parties to an Employment Agreement, dated as of May 1, 2007 (the “DeAndrea Employment Agreement”); and

WHEREAS, each of the Other Separating Employees is an at-will employee of Optionable or OPEX; and

WHEREAS, DeAndrea and the Other Separating Employees are desirous of independently operating a floor brokerage business on the floor of NYMEX; and

WHEREAS, Optionable, OPEX, DeAndrea and the Other Separating Employees are desirous of severing their existing relationships upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1        Defined Terms. As used herein the following terms shall have the following meanings.

1.1.1	“Accounting Date” shall mean August 31, 2007.

1.1.2	“Action” shall have the meaning assigned thereto in Section 10.3.
1.1.3	“Agreement” shall have the meaning assigned thereto in the preamble.
1.1.4	“Booth” shall have the meaning assigned thereto in Section 7.1.
1.1.5	“Brennan” shall have the meaning assigned thereto in the preamble.
1.1.6	“DeAndrea” shall have the meaning assigned thereto in the preamble.

1.1.7       “DeAndrea Employment Agreement” shall have the meaning assigned thereto in the recitals.

1.1.8	“Documents” shall have the meaning assigned thereto in Section 3.5.

1.1.9       “Floor Brokerage Business” shall have the meaning assigned thereto in the recitals.

1.1.10	“Losses” shall have the meaning assigned thereto in Section 10.3.

1.1.11     “Membership Lease” shall mean that certain Membership Lease, dated March 23, 2007 by and between Edward J. O’Connor and DeAndrea, relating to NYMEX Membership No. 742.

1.1.12	“NYMEX “ shall mean The New York Mercantile Exchange, Inc.

1.1.13     “NYMEX Deposit” shall mean the amount of $100,000.00 on deposit in that certain account denominated KEVIN DEANDREA/NYMEX SECURITY A/C, held at HSBC Private Bank.

1.1.14	“OPEX” shall have the meaning assigned thereto in the preamble.

1.1.15     “OPEX Releasees” shall have the meaning assigned thereto in Section 10.2.

1.1.16	“Optionable” shall have the meaning assigned thereto in the preamble.

1.1.17     “Other Contracts” shall mean, except for this Agreement, each and every agreement, contract or understanding, oral or written, that DeAndrea has entered into with Optionable, OPEX and/or any their respective affiliates, agents or other representatives.

1.1.18     “Other Separating Employees” shall mean all of the Separating Employees except for DeAndrea.

1.1.19	“Purchase Price” shall have the meaning assigned thereto in Section 3.4.

1.1.20     “Repurchase Agreement” shall have the meaning assigned thereto in the recitals.

1.1.21	“Rothblatt” shall have the meaning assigned thereto in the preamble.

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1.1.22     “Separating Employees” shall mean DeAndrea, Rothblatt, Brennan and Troiani, collectively.

1.1.23     “Separation Date” shall mean as of the close of business on July 31, 2007.

1.1.24	“SE Releasees” shall have the meaning assigned thereto in Section 10.1.

1.1.25     “Sterling Deposit” shall mean the amount of $50,000.00 on deposit in that certain account denominated KEVIN DEANDREA, held at STERLING COMMODITIES INC.

1.1.26	“Subject Shares” shall have the meaning assigned thereto in the recitals.

1.1.27     “Tradenames” shall mean OPEX and Optionable and all reasonably similar modifications, alterations, combinations, permutations and derivatives thereof.

1.1.28	“Troiani” shall have the meaning assigned thereto in the preamble.

ARTICLE II

RETURN OF DEPOSITS

2.1        Payment and NYMEX Deposit. On or before the Separation Date, DeAndrea shall pay to Optionable an amount equal to $100,000. Each of Optionable and OPEX hereby agrees that all title to and rights and interest in the NYMEX Deposit and the account which holds the NYMEX Deposit belongs solely to DeAndrea, and each of Optionable and OPEX disclaims any interest whatsoever in the NYMEX Deposit and such account and shall take all actions and execute and deliver such instruments and documents, in each case, as may be reasonably necessary to evidence such lack of interest.

2.2        Payment and Sterling Deposit. On or before the Separation Date, DeAndrea shall pay to Optionable an amount equal to $50,000. Each of Optionable and OPEX hereby agrees that all title to and rights and interest in the Sterling Deposit and the account which holds the Sterling Deposit belongs solely to DeAndrea, and each of Optionable and OPEX disclaims any interest whatsoever in the Sterling Deposit and such account and shall take all actions and execute and deliver such instruments and documents, in each case, as may be reasonably necessary to evidence such lack of interest.

ARTICLE III

TRANSFER OF SUBJECT SHARES; CERTAIN REPRESENTATIONS AND WARRANTIES

3.1        Title to Shares. DeAndrea represents and warrants to Optionable and OPEX that (i) he is, and on the Separation Date he will be, the record and beneficial owner of the Subject Shares, free and clear of all liens, (ii) except for (A) the Subject Shares, (B) the options being cancelled pursuant to Section 5.1, and (C) the shares of common stock of Optionable set forth next to his name on Schedule A hereto, he owns no equity interest in, or any right to acquire any equity interest in, OPEX or Optionable, and (iii) upon delivery of, and payment of the Purchase

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Price for, the Subject Shares on the Separation Date, Optionable will acquire good and marketable to the Subject Shares.

3.2        Delivery of Certificates. On the Separation Date, DeAndrea will deliver to Optionable the certificate or certificates, if any, representing all of the Subject Shares, accompanied by appropriate stock powers or other instruments of transfer duly endorsed, as applicable, assigning the Subject Shares to Optionable against delivery to DeAndrea of the Purchase Price. If such certificates are not in existence or otherwise delivered on the Separation Date, any and all such certificates shall be deemed cancelled and Optionable shall be entitled to a new certificate for the Subject Shares and shall be deemed to be the bona fide owner thereof for all intents and purposes.

3.3        No Other Ownership Interest. Each of the Other Separating Employees severally represents and warrants to OPEX and Optionable that except for (i) the options being cancelled pursuant to Section 5.1 and (ii) the shares of common stock of Optionable set forth next to such Separating Employee’s name on Schedule A hereto, such Separating Employee owns no equity interest in, or any right to acquire any equity interest in, OPEX or Optionable.

3.4        Purchase Price. Any provision of Section 2 of the Repurchase Agreement to the contrary notwithstanding, (i) in consideration of the sale, transfer, assignment and delivery to Optionable by DeAndrea of the Subject Shares, Optionable shall pay to DeAndrea, on the Separation Date, an aggregate purchase price in the amount of $5,100.00 (the “Purchase Price”) and (ii) DeAndrea agrees to accept the Purchase Price as payment in full for the Subject Shares.

3.5        Authorization. Each of the Separating Employees represents and warrants to OPEX and Optionable, and OPEX and Optionable (jointly and severally) represent and warrant to each of the Separating Employees that: (i) such party has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such party in connection with the transactions contemplated by this Agreement (the “Documents”), to perform such party’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, (ii) the execution, delivery and performance of this Agreement and each of the Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of such party, and (iii) this Agreement has been, and each of the Documents will be at or prior to the Separation Date, duly and validly executed and delivered by such party and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes, and each of the Documents when so executed and delivered will constitute, legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

3.6        No Other Representations and Warranties. Except as set forth in this Agreement, each of the undersigned parties confirms that such party is not relying on any representations, warranties or assurances, oral or otherwise, in order to induce them to execute this Agreement.

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ARTICLE IV

RESIGNATIONS; TERMINATION OF AGREEMENTS; RIGHT TO COMPETE

4.1        DeAndrea Resignation. DeAndrea hereby resigns, effective as of the Separation Date, from all offices and directorships he may have with OPEX and/or Optionable and as an employee of OPEX and/or Optionable, and OPEX and Optionable hereby accept such resignation.

4.2        Termination of Contracts. Each of OPEX, Optionable and DeAndrea agree that, effective as of the Separation Date, the DeAndrea Employment Agreement, the Repurchase Agreement, and each Other Contract, and each of the terms, conditions, rights and obligations contained in the DeAndrea Employment Agreement and each Other Contract, including, without limitation, with respect to any non-competition and non-solicitation provisions, shall be terminated, cancelled, rescinded and revoked, and of no further force or effect, except that DeAndrea agrees that he shall continue to be bound by the confidentiality provisions of Section 4.2(a) of the DeAndrea Employment Agreement.

4.3        Other Separating Employees. Each of the Other Separating Employees hereby resigns, effective as of the Separation Date, from all offices he or she may have with OPEX and/or Optionable and as an employee of OPEX and/or Optionable, and OPEX and Optionable hereby accept such resignation. Each of the Other Separating Employees and Optionable severally agrees that, effective as of the Separation Date, any employment agreement or other contract, agreement or understanding (other than this Agreement), written or oral, which may exist between such Other Separating Employee and OPEX or Optionable and/or any of their respective affiliates, agents or other representatives, and each of the terms, conditions, rights and obligations contained in any such employment agreement and each other contract, agreement or understanding, including, without limitation, with respect to any non-competition and non-solicitation provisions, shall be terminated, cancelled, rescinded and revoked, and of no further force or effect, except that each Other Separating Employee agrees that he or she shall continue to be bound by the confidentiality provision of any such employment agreement or other contract, agreement or understanding, if any.

4.4        Separating Employees’ Right to Compete. Each of OPEX and Optionable hereby acknowledges and agrees that, except as provided for in this Agreement or any written agreement entered into after the date hereof, (i) none of the Separating Employees has any obligation or duty whatsoever to OPEX, Optionable or any of their respective affiliates and (ii) each Separating Employee may engage in any activity, employment or business, whether directly or indirectly, that competes with Optionable and/or OPEX and (iii) each Separating Employee may transact any business or make contact or have discussions with any person or entity that is a client, customer, supplier, employee, director, officer, independent contractor of, or is or was otherwise associated with, OPEX or Optionable or any of their respective affiliates.

4.5        OPEX/Optionable Right to Compete. Each of the Separating Employees hereby acknowledges and agrees that, except as provided for in this Agreement or any written agreement entered into after the date hereof, (i) none of the OPEX, Optionable or any of their respective affiliates has any obligation or duty whatsoever to such Separating Employee and (ii) OPEX, Optionable and their respective affiliates may engage in any activity, employment or business, whether directly or indirectly, that competes with such Separating Employee and (iii)

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OPEX, Optionable and their respective affiliates may transact any business or make contact or have discussions with any person or entity that is a client, customer, supplier, employee, director, officer, independent contractor of, or is or was otherwise associated with, such Separating Employee.

ARTICLE V

OPTIONS

5.1        Cancellation of Options. In consideration of the mutual covenants, agreements and releases set forth herein, Optionable, DeAndrea and each of the Other Separating Employees agree that, upon payment to each Separating Employee of the amounts due under Section 8.4 on the date hereof (i.e. the first 50% payment), all options, warrants or any other rights which such Separating Employee may have to acquire shares of common stock, or any other securities, of OPEX and/or Optionable (whether granted to them pursuant to an employment agreement or otherwise) shall be, and hereby are, terminated, cancelled, rescinded and revoked and shall be of no further force or effect, except in each case for the common stock described next to each Separating Employee’s name on Schedule A hereto.

ARTICLE VI

TRADING RIGHT

6.1        Trading Right. The parties agree that, effective as of the Separation Date, Optionable shall cause Edward O’Connor, acting for the benefit of OPEX, to execute and DeAndrea shall execute, and they shall deliver to NYMEX, a mutual consent to the termination of the Membership Lease in accordance with Section 12 thereof. Upon execution thereof, all rights, privileges, obligations and liabilities relating to such membership shall automatically be transferred back to Edward O’Connor, for the benefit of OPEX, and none of the Separating Employees shall have, or assert, any rights with respect thereto or have any obligations or liabilities with respect thereto.

6.2        Further Actions. Each of the parties hereto agree that they will execute and deliver such additional instruments, and take such additional actions, as may be reasonably necessary to confirm the exclusive ownership by Edward O’Connor and/or OPEX of the trading right represented by NYMEX Membership No. 742 which is the subject of the Membership Lease, provided that such actions shall involve no cost, expense or liability to any Separating Employee.

ARTICLE VII

FACILITIES

7.1        NYMEX Booth. OPEX and Optionable agree that all rights and privileges to use, occupy or operate the booth (the “Booth”) on the floor of NYMEX used in connection with the Floor Brokerage Business belong exclusively to DeAndrea. In the event that DeAndrea requests, OPEX and Optionable each agree to cooperate with DeAndrea to effect a transfer of the Booth to Peak Energy Corp. on or before the Separation Date, provided that such cooperation shall involve no cost, expense or liability to OPEX or Optionable. For a period of one (1) year

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following the Separation Date, DeAndrea and the Separating Employees will permit employees of OPEX and/or Optionable reasonable access to two telephone lines within the Booth (or any other booth maintained by DeAndrea and the Other Separating Employees on the floor of NYMEX) from time to time, upon reasonable request, for the purpose of placing orders or otherwise in connection with OPEX’s and/or Optionable’s business; provided, however, that notwithstanding anything herein to the contrary, DeAndrea shall have the option to terminate the right of reasonable access to two telephone lines granted to OPEX and Optionable in the preceding sentence in the event that DeAndrea determines, in his sole and absolute discretion, that requests for such access have become burdensome or otherwise interfere with the business being conducted by DeAndrea or the Other Separating Employees. Except for the right of reasonable access to two telephone lines granted herein, each of OPEX and Optionable disclaim any interest or right in or to the Booth whatsoever.

7.2        Telephone Number. OPEX and Optionable agree that all rights to each telephone number assigned to the Booth belong exclusively to DeAndrea. In the event that DeAndrea requests, OPEX and Optionable each agree to cooperate with DeAndrea to effect a transfer of such telephone numbers to Peak Energy Corp. on or before the Separation Date, provided that such cooperation shall involve no cost, expense or liability to OPEX or Optionable. Except for the right of reasonable access to two telephone lines granted in Section 7.1, each of OPEX and Optionable disclaim any interest or right whatsoever in or to any and all telephone numbers assigned to the Booth.

ARTICLE VIII

OPERATIONS

8.1        Operations On or Prior to Separation Date. All operations of the Floor Brokerage Business on or prior to the Separation Date shall be for the account of OPEX and/or Optionable. OPEX and/or Optionable shall be entitled to all commissions, fees and other revenues derived from all trades effected on or prior to the Separation Date, regardless of when payment is received, and for all expenses, obligations and liabilities incurred in connection with the Floor Brokerage Business on or prior to the Separation Date. To the extent that any payments are received by DeAndrea or the Other Separating Employees that relate to the operations of the Floor Brokerage Business on or prior to the Separation Date, they shall be promptly paid over to an account designated by OPEX and/or Optionable in writing.

8.2        Operations After Separation Date. All operations of the floor brokerage business conducted by the Separating Employees after the Separation Date shall be for the account of the Separating Employees. The Separating Employees shall be entitled to all commissions, fees and other revenues derived from all trades effected after the Separation Date, regardless of when payment is received, and for all expenses, obligations and liabilities incurred in connection the floor brokerage business conducted by them after the Separation Date. To the extent that any payments are received by OPEX or Optionable that relate to the operations of the floor brokerage business conducted by the Separating Employees after the Separation Date, they shall be promptly paid over to an account designated by the Separating Employees in writing.

8.3        Accounting. On the Accounting Date, the parties shall agree on a full accounting of all amounts due with respect to the operation of the Floor Brokerage Business with respect to the period on or prior to the Separation Date. In the event of any disputes with respect to such

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accounting, the decision of a registered public accounting firm mutually acceptable to DeAndrea and Optionable shall be final, conclusive and binding upon all parties for purposes of this Agreement.

8.4        Commissions and Fees. OPEX agrees to pay to each of the Separating Employees (other than Troiani), and each of the Separating Employees agrees to accept, the aggregate amount set forth opposite such Separating Employee’s name on Schedule B hereto, as payment in full of all commissions and fees due to such Separating Employee with respect to all periods on or prior to the Separation Date. OPEX shall pay fifty percent (50%) of the aggregate amount due to each Separating Employee upon the date hereof and shall pay the remaining fifty percent (50%) balance due to each Separating Employee on the Accounting Date whether or not all or any amounts due, as evidenced by the accounting described in Section 8.3, have been paid. Following payment of such remaining fifty percent (50%) balance to the Separating Employees on the Accounting Date, the Separating Employees shall reasonably cooperate with OPEX’s and Optionable’s efforts to collect such due amounts that have not been paid, as evidenced by the accounting described in Section 8.3.

ARTICLE IX

TRADENAMES

9.1        Ownership. The Separating Employees acknowledge that OPEX and Optionable own all right, title and interest in and to the Tradenames and all goodwill associated therewith. The Separating Employees will not claim any right, title or interest in or to the Tradenames.

9.2        No Further Use. After the Separation Date, (i) the Separating Employees will cease all use of the Tradenames, (ii) the Separating Employees will deliver to OPEX and Optionable all stationery, supplies and all other materials of any type whatsoever upon which the Tradenames appear, (iii) the Separating Employees will not in any way hold themselves out as having any on-going relationship with OPEX or Optionable and (iv) neither OPEX nor Optionable will in any way hold themselves out as having any on-going relationship with any Separating Employee.

ARTICLE X

RELEASES; INDEMNIFICATION

10.1      Releases by OPEX and Optionable. OPEX and Optionable, on behalf of themselves and their respective present and former officers, directors, employees, affiliates, agents, representatives, predecessors, successors and assigns, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby remise, release, forever discharge and covenant not to sue, each of the Separating Employees and their respective affiliates, heirs, executors, administrators, representatives, successors and assigns (the “SE Releasees”) from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, losses, costs or expenses, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, extents, executions and demands whatsoever, in law or in equity, known or unknown, which have been, or now are or hereafter could be, asserted against the SE Releasees, from the beginning of the world to the date

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of this release other than (i) claims arising out of fraud by any of the SE Releasees and (ii) claims related to the performance by the SE Releasees of their obligations under this Agreement.

10.2      Release by Separating Employees. Each of the Separating Employees, on behalf of themselves and their respective present and former affiliates, agents, heirs, executors, administrators, representatives, successors and assigns, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby remise, release, forever discharge and covenant not to sue, each of OPEX, Optionable and their respective present and former officers, directors, agents, representatives, successors and assigns (the “OPEX Releasees”) from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, losses, costs or expenses, specialties, covenants, controversies, agreements, promises, damages, judgments, extents, executions and demands whatsoever, in law or in equity, known or unknown, which have been, or now are or hereafter could be, asserted against the OPEX Releasees, from the beginning of the world to the date of the release other than (i) claims arising out of fraud by any of the OPEX Releasees or (ii) claims related to the performance by the OPEX Releasees of their obligations under this Agreement.

ARTICLE XI

MISCELLANEOUS

11.1      Waivers and Amendments. No provision of this Agreement may be waived, modified, or supplemented except in a written instrument signed, in the case of an amendment, by OPEX, Optionable and all of the Separating Employees or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.2      No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.3      Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, their successors and permitted assigns. None of the parties hereto may assign any of its, his or her rights or obligations hereunder without the prior written consent of the other parties hereto. Except as expressly set forth herein, this Agreement shall not inure to the benefit of or be enforceable by any other person.

11.4      Headings. The headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

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11.5      Governing Law. The internal laws, and not the laws of conflicts, of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

11.6      Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have executed counterparts hereof.

11.7      Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

11.8      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

OPEX INTERNATIONAL, INC.

By:	/s/ Kevin DeAndrea
Name: Kevin DeAndrea
Title: Director

OPTIONABLE, INC.

By:	/s/ Edward J. O’Connor
Name: Edward J. O’Connor
Title: President

/s/ Kevin DeAndrea
Kevin DeAndrea

/s/ Noah Rothblatt
Noah Rothblatt

/s/ Kevin Brennan
Kevin Brennan

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/s/ Nicole Troiani
Nicole Troiani

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SCHEDULE A

to

SEPARATION AND RELEASE AGREEMENT

Dated July 25, 2007

Name of Separating Employee	Aggregate Number of Shares of Common Stock of Optionable Owned

Kevin DeAndrea	110,500

Noah Rothblatt	0

Kevin Brennan	850

Nicole Troiani	0

SCHEDULE B

to

SEPARATION AND RELEASE AGREEMENT

Dated July 25, 2007

Name of Separating Employee	Aggregate Amount Payable to Separating Employee Pursuant to Section 8.4

Kevin DeAndrea	$80,962

Noah Rothblatt	$145,732

Kevin Brennan	$20,631